                                                                  Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of PNC Bank Corp. and PNC Funding Corp and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements of PNC Bank Corp. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
August 28, 1997